SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

   Filed by the registrant  |X|

   Filed by a party other than the registrant |_|
   Check the appropriate box:
   |_| Preliminary proxy statement          |_| Confidential, for Use of the
   |X| Definitive proxy statement               Commission Only (as permitted
   |_| Definitive additional materials          by Rule 14a-6(e)(2))
   |_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          FAB INDUSTRIES, INC.
            (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

   |X| No fee required.

   |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

   |_| Fee paid previously with preliminary materials.

   |_| Check box if any part of the fee is offset as provided  by  Exchange  Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:

   (2) Form, schedule or registration statement no.:

   (3) Filing party:

   (4) Date filed:

                              FAB INDUSTRIES, INC.
                               200 Madison Avenue
                            New York, New York 10016

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 12, 1998
                              --------------------


TO:      THE STOCKHOLDERS OF FAB INDUSTRIES, INC.

         Please take notice that the Annual Meeting of Stockholders of Fab Industries, Inc. (the "Company") will be held at the principal office of the Company, 200 Madison Avenue, New York, New York 10016, on Tuesday, May 12, 1998 at 10:15 a.m. for the following purposes:

                  1. To elect two (2) directors to Class I of the Company's Board of Directors.

                  2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on March 13, 1998 as the record date for the purpose of determining the stockholders entitled to notice of, and to vote at, the meeting. A list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder of the Company for any purpose germane to the meeting during ordinary business hours, at the offices of the Company, 200 Madison Avenue, New York, New York, for the 10-day period prior to the meeting.

         You are requested, whether or not you plan to be present at the meeting, to mark, date, sign and return promptly the accompanying proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. You may revoke your proxy for any reason at any time prior to the voting thereof, and if you attend the meeting in person you may withdraw the proxy and vote your own shares.

                                         By Order of the Board of Directors

                                         /s/SHERMAN S. LAWRENCE
                                         ----------------------
                                         SHERMAN S. LAWRENCE
                                         Secretary


Dated:  March 30, 1998

                         ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                              FAB INDUSTRIES, INC.
                               200 Madison Avenue
                            New York, New York 10016
                             ----------------------

                                 PROXY STATEMENT
                             ----------------------


         The proxy accompanying this Proxy Statement is solicited by the Board of Directors of Fab Industries, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the principal office of the Company, 200 Madison Avenue, New York, New York 10016, on Tuesday, May 12, 1998 at 10:15 a.m., and at any adjournment or adjournments thereof (the "Annual Meeting"). All proxies in the accompanying form which are properly executed and duly returned will be voted in accordance with the instructions specified therein. If no instructions are given, such proxies will be voted (i) FOR the election of the nominees named below under the caption "Election of Directors" and (ii) in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the Annual Meeting. The proxy may be revoked at any time prior to its exercise by written notice to the Company, by submission of another proxy bearing a later date, or by voting in person at the Annual Meeting. The approximate date of mailing of this Proxy Statement and the accompanying proxy to stockholders is March 30, 1998.

                         VOTING SECURITIES---RECORD DATE

         Only holders of the Company's common stock, par value $.20 per share (the "Common Stock"), of record at the close of business on March 13, 1998 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting. On that date, 5,690,342 shares of Common Stock were issued and outstanding. Each outstanding share entitles the holder thereof to one vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of the Record Date (except as noted below) as to the shares of Common Stock beneficially owned by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock.


Name and Address of                              Number of Shares     Percent
Beneficial Owner                              Beneficially Owned(1)   of Class

Samson Bitensky(2)..........................       1,514,259(3)        26.61%
c/o Fab Industries, Inc.
200 Madison Avenue
New York, New York  10016

Royce & Associates, Inc.,
Royce Management Company and
Charles M. Royce(4).........................        635,732(4)         11.17%
1414 Avenue of the Americas
New York, New York  10019

Franklin Resources, Inc.,
Franklin Mutual Advisers, Inc.,
Charles B. Johnson and
Rupert H. Johnson, Jr.(5)...................        524,800(5)          9.22%
777 Mariners Island Blvd.
San Mateo, California  94404

T. Rowe Price Associates, Inc. and
T. Rowe Price Small Cap Value Fund, Inc.(6).        345,000(6)          6.06%
100 E. Pratt Street
Baltimore, Maryland  21202

Dimensional Fund Advisors Inc.(7)...........        317,647(7)          5.58%
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401

David L. Babson and Company Incorporated(8).       289,600(8)           5.09%
One Memorial Drive
Cambridge, Massachusetts  02142

----------------------------
(1) Except as otherwise indicated below, each of the persons listed in the table owns the shares of Common Stock opposite his or its name and has sole voting and dispositive power with respect to such shares of Common Stock.

(2) Under the rules and regulations of the Securities and Exchange Commission (the "Commission"), Mr. Bitensky may be deemed a "control person" of the Company.

(3) Includes 100,582 shares of Common Stock owned by the Halina and Samson Bitensky Foundation, Inc., 89,996 shares of Common Stock owned by Mr. Bitensky's spouse and 484 shares allocated to Mr. Bitensky pursuant to the Company's Employee Stock Ownership Plan (the "ESOP"). Mr. Bitensky disclaims beneficial ownership of the shares owned by his spouse and does not have dispositive power with respect to the ESOP shares.

(4) Royce & Associates, Inc., a New York corporation ("Royce"), Royce Management Company, a Connecticut general partnership ("RMC"), and Charles M. Royce comprise a group under Rule 13d-1(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Royce beneficially owns and has sole voting power and sole dispositive power with respect to 609,232 shares of Common Stock and RMC beneficially owns and has sole voting power and sole dispositive power with respect to 26,500 shares of Common Stock shown in the table above. Charles M. Royce is an individual who may be deemed a "control person" of Royce and RMC. Mr. Royce disclaims beneficial ownership of the shares held by Royce and RMC. This information is derived from Royce's Schedule 13G, as amended, dated February 4, 1998, filed with the Commission.

(5) Franklin Mutual Adviser, Inc., a Delaware corporation ("FMA"), is an investment advisory subsidiary of Franklin Resources, Inc., a Delaware corporation ("Franklin"). FMA may be deemed to be the beneficial owner of the securities for purposes of Rule 13d-3 under the Exchange Act. Charles B. Johnson and Rupert H. Johnson, Jr. (collectively, the "Principal Shareholders"), each own in excess of 10% of the outstanding common stock of Franklin. Franklin, FMA and the Principal Shareholders disclaim any economic interest or beneficial ownership in any of the securities. Certain of the shares shown in the table above were previously reported under the name of Heine Securities Corporation, certain of whose assets and liabilities were acquired by FMA on November 1, 1996. This information is derived from Franklin's Schedule 13-G, as amended, dated February 12, 1997, filed with the Commission.

(6) These securities are owned by various individual and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc., a Maryland corporation (which owns 325,000 shares of Common Stock), which
         T. Rowe Price Associates, Inc., a Maryland corporation ("Price Associates"), serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. This information is derived from Price Associates' Schedule 13G, as amended, dated February 12, 1998, filed with the Commission.

(7) Dimensional Fund Advisors Inc., a Delaware corporation ("Dimensional"), is deemed to have beneficial ownership of 317,647 shares of Common Stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of The DFA Investment Trust
         Company, a Delaware business trust, or The DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. This information is derived from Dimensional's Schedule 13G, dated February 9, 1998, filed with the Commission.

(8)      For purposes of the reporting  requirements  of the Exchange Act, David
         L. Babson and Company Incorporated, a Massachusetts corporation ("DLB"), is deemed to be a beneficial owner of 289,600 shares of Common Stock, which are owned by numerous investment counselling clients. This information is derived from DLB's Schedule 13G, dated January 20, 1998, filed with the Commission.

         The following table sets forth certain information as of the Record Date as to the Common Stock beneficially owned by the Company's directors (of which Ms. Lerner and Mr. Marlin constitute the nominees for Class I directors), the Chief Executive Officer of the Company, the other four executive officers identified in the Summary Compensation Table set forth herein and the directors and executive officers of the Company as a group.

                                           Shares of Common          Percent
                                          Stock Beneficially           of
             Name of                         Owned on the         Outstanding
        Beneficial Owner                    Record Date(1)        Common Stock
        ----------------                    --------------        ------------

Samson Bitensky.......................        1,514,259(2)            26.61%
Sherman S. Lawrence...................            7,050                  *
Richard Marlin........................              500                  *
Oscar R. Kunreuther...................              400                  *
Louis Feil............................            4,000                  *
Lawrence H. Bober.....................              332                  *
Susan B. Lerner.......................           66,161(3)             1.16%
Stanley August........................           51,926(4)               *
Bernd Hopp............................            4,000(5)               *
David A. Miller.......................            6,513(6)               *
Steven Myers..........................           96,216(4)(7)          1.68%
All directors and
  officers as a group (10 persons)....        1,747,357(2)(7)(8)      30.44%
-------------
*       Less than 1%

(1) Except as otherwise indicated below, and except for 484, 1,126, 513, 982 and 457 shares allocated, respectively, to Messrs. Bitensky, August, Miller and Myers and Ms. Lerner pursuant to the Company's ESOP, each of the persons listed in the table owns the shares of Common Stock opposite his or her name and has sole voting and dispositive power with respect to the shares of Common Stock indicated as being beneficially owned by him or her.

(2) See footnote 3 to the first table set forth above under the heading "Security Ownership of Certain Beneficial Owners and Management" with respect to beneficial ownership of these shares.

(3) Includes 4,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date.

(4) Includes 20,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date.

(5) Includes 4,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date. On February 2, 1998, Mr. Hopp resigned as Co-President, Chief Operating Officer of the Company.

(6) Includes 6,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date.

(7) Includes 48,370 shares of Common Stock owned by Beth B. Myers; 3,332 shares owned by Jessica C. Myers in a custodial account under control of Beth B. Myers; and 2,000 shares owned by Allison R. Myers in a custodial account under the control of Beth B. Myers. Beth B. Myers is the daughter of Mr. Bitensky, Chief Executive Officer of the Company, and the spouse of Steven Myers, Co-President, Chief Operating Officer of the Company. Jessica C. Myers and Allison R. Myers are the minor daughters of Mr. and Mrs. Myers. Mr. Myers disclaims beneficial ownership of the shares owned by his spouse and minor daughters.

(8) Includes 50,000 shares of Common Stock deemed to be beneficially owned by directors and executive officers of the Company by reason of their right to acquire such shares within 60 days of the Record Date.

         Compliance with the Securities Exchange Act. The Company's executive officers and directors are required under the Exchange Act to file reports of ownership and changes in ownership of Common Stock with the Commission and the American Stock Exchange. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements during the fiscal year ended November 29, 1997 have been complied with, except as follows: Ms. Lerner did not file a Form 3 on a timely basis to report her appointment as a director of the Company.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         At the Annual Meeting, two directors are to be elected to Class I of the Company's Board of Directors for a term of three years. Unless a proxy shall specify that it is not to be voted for a director, it is intended that the shares represented by each duly executed and returned proxy will be voted in favor of the election as directors of Ms. Susan B. Lerner and Mr. Richard Marlin to Class I. Ms. Lerner and Mr. Marlin are currently directors of the Company. Mr. Marlin was most recently elected at the 1996 Annual Meeting of Stockholders, and Ms. Lerner was elected by the Board of Directors on May 1, 1997 to fill a vacancy in the Board of Directors which resulted from the creation of an additional seat to Class I of the Company's Board of Directors. Mr. Kunreuther, a current Class I member of the Board of Directors, has declined to stand for re-election, and the Board of Directors, in accordance with the Company's By-Laws, has reduced the size of the Board of Directors, effective immediately following the Annual Meeting, to six members.

         The Class I directors elected will hold office until the 2001 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify. If any of such nominees is not a candidate for election at the meeting, an event which the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee. The Board of Directors recommends a vote FOR the election of each of the nominees for Class I.


                                                     Principal Occupation                     Director
Name                                Age              and Company Office(1)                     Since
----                                ---              ---------------------                     -----

Nominees for Election to Class I of the Board of Directors:

Susan B. Lerner                     42               Corporate Counsel and Assistant           1997
                                                     Secretary of the Company(2)

Richard Marlin                      64               Attorney, member of the law               1995
                                                     firm of Kramer, Levin, Naftalis
                                                     & Frankel(3)

Continuing Members of the Board of Directors:

Class II---Term expires at the 1999 Annual Meeting of Stockholders:

Louis Feil                          84               Real estate investment(4)                 1966-1983
                                                                                               1984

Lawrence H. Bober                   73               Retired, Vice Chairman                    1979
                                                     of the Board, First New
                                                     York Bank for Business and
                                                     First New York Business
                                                     Bank Corp.(5)

Class III---Term expires at the 2000 Annual Meeting of Stockholders:

Samson Bitensky                     78               Chairman of the Board of                  1966
                                                     Directors and Chief
                                                     Executive Officer
                                                     of the Company(4)

Sherman S. Lawrence                 79               Attorney; Secretary of                    1966
                                                     the Company(4)(6)

-------------
(1) Unless otherwise indicated, directors' principal occupations have been their respective principal occupation for at least five years.

(2) Ms. Susan B. Lerner has served as Corporate Counsel of the Company since 1995 and as Assistant Secretary of the Company since May 1997. From 1993 to 1995, she was president of the Company's Raval Lace Division. Ms. Lerner is the daughter of Mr. Bitensky, Chairman of the Board of Directors and Chief Executive Officer of the Company.

(3) Since 1979, Mr. Richard Marlin has been a member of the law firm of Kramer, Levin, Naftalis & Frankel ("Kramer Levin"). The Company has retained Kramer Levin to render legal services since 1995.

(4)      Member of the Executive Committee.

(5) Mr. Lawrence H. Bober is a retired Vice Chairman of the Board of First New York Business Bank Corp. ("FNYBBC") and of First New York Bank for Business (formerly, The First Women's Bank), a commercial bank and wholly-owned subsidiary of FNYBBC (the "Bank"), where he served from January 1988 until January 1991. On November 13, 1992, the Federal Deposit Insurance Corporation was appointed as receiver for the Bank. Prior to 1988 and for more than five years, Mr. Bober was a Senior Vice President of Manufacturers Hanover Trust Company, a commercial bank.

(6) The Company has retained since 1966, and proposes to retain in the current fiscal year, Mr. Sherman S. Lawrence to render legal services. The Company made payments aggregating $70,000 to Mr. Lawrence in respect of legal services rendered to the Company and its subsidiaries during the fiscal year ended November 29, 1997.

Information Concerning the Board of Directors

         The Company has an audit committee (the "Audit Committee") composed of Mr. Kunreuther (during fiscal 1997) as Chairman, Messrs. Bober and Marlin, and Ms. Lerner. Mr Bober is expected to become the Chairman of this committee following Mr. Kunreuther's departure as a director in May 1998. The purpose of the Audit Committee is to receive and review the recommendations of the independent auditors, review the audited consolidated financial statements, meet periodically with the independent auditors and Company personnel with respect to the adequacy of internal accounting controls and review the Company's accounting policies. The Audit Committee held three meetings during the Company's past fiscal year.

         The Company has a finance committee composed of Messrs. Bitensky, Bober and Feil, whose purpose is to discuss proper investments for corporate funds. There were no formal meetings of this committee held during the Company's past fiscal year.

         The Company has a stock option committee (the "Stock Option Committee") composed of Messrs. Feil and Bober, whose purpose is to make recommendations concerning the grant of options pursuant to the Company's stock option plan. The Stock Option Committee held two meetings during the Company's past fiscal year.

         The Company established a compensation committee (the "Compensation Committee") on October 4, 1993, which is composed of Messrs. Bober and Feil. The Compensation Committee is charged with making recommendations regarding the compensation of senior management personnel and setting performance goals. The Compensation Committee held one meeting during the past fiscal year.

         The Company does not have a nominating committee.

         During the Company's past fiscal year, the Board of Directors held four meetings. No member of the Board of Directors attended fewer than 75% of the aggregate of (i) the number of meetings of the Board of Directors, and (ii) the number of meetings of committees of the Board of Directors (during the periods he served on such committees).

         During fiscal 1997, the Company paid a fee of $10,000 per annum to Messrs. Feil, Kunreuther and Bober and $7,500 to each other director who was not a full-time employee. No additional fee is paid for service on committees of the Board of Directors.

                             EXECUTIVE COMPENSATION

         The Summary Compensation Table shown below sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the 1997, 1996 and 1995 fiscal years, of those persons who were (i) the Chief Executive Officer during fiscal 1997 and
(ii) the other four executive officers of the Company at the fiscal year ended November 29, 1997.

                           SUMMARY COMPENSATION TABLE

                                                               Annual Compensation           All Other
Name and Principal Position                 Year  Salary ($)(1)        Bonus ($)(2)     Compensation ($)(3)
---------------------------                 ----  -------------        ------------     -------------------

Samson Bitensky                              1997          350,000            455,160               11,416
     Chairman of the Board                   1996          350,000            417,840               11,700
     of Directors and Chief                  1995          350,000            464,400               13,810
     Executive Officer

Stanley August                               1997          230,000             40,000               12,714
     Vice Chairman                           1996          230,000             80,000               12,074
                                             1995          228,749            100,000               13,810

Bernd Hopp(4)                                1997          179,166                 --                   --
     Co-President, Chief
     Operating Officer

David A. Miller                              1997          128,333             40,000                9,655
     Vice President-Finance,                 1996          108,125             35,000                8,068
     Treasurer and Chief                     1995           87,083             35,000                6,928
     Financial Officer

Steven Myers                                 1997          183,333             70,000               12,423
     Co-President, Chief                     1996          160,000             78,000               11,967
     Operating Officer                       1995          159,166             90,000               13,810

-------------

(1) Includes compensation deferred pursuant to the Company's qualified 401K Money Option Savings Plan.

(2) The amounts set forth for Mr. Bitensky represent incentive compensation paid to Mr. Bitensky pursuant to his current and prior employment agreements as more fully discussed below under "Report of the Compensation Committee on Executive Compensation."

(3) Represents the amount of the Company's contribution under its Non-Qualified Executive Retirement Plan for Messrs. Bitensky, August and Myers and Fab Industries, Inc. Profit Sharing Plan for Mr. Miller and the amount contributed by the Company to its Employee Stock Ownership Plan for shares allocated during each year to the account of the applicable officer.

(4)      On  February  2,  1998,  Mr.  Hopp  resigned  as  Co-President,   Chief
         Operating Officer of the Company.

         The table below sets forth certain information concerning stock options grants made during the last fiscal year to the Chief Executive Officer and the other four executives of the Company. In addition, in accordance with Commission disclosure rules, the hypothetical gains, or "options spreads," for each option grant are shown based on compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of growth are prescribed by the Commission and are for illustrative purposes only; they are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects. All options were issued under the Company's 1987 Stock Option Plan and 1997 Stock Incentive Plan.



                                        OPTIONS GRANTS IN LAST FISCAL YEAR

                                                                                        Potential Realizable Value at
                                                                                           Assumed Annual Rates of
                                                                                           Stock Price Appreciation
                                              Individual Grants (1)                          for Option Term (2)
                          -------------------------------------------------------------      ----------------------


                          Number of
                         Securities    % of Total Options
                         Underlying        Granted to
                           Options     Employees in Last    Exercise Price    Expiration
                         Granted (#)    Fiscal Year (3)        ($/Share)         Date           5% ($)     10% ($)
                         -----------    ---------------        ---------         ----           ------     -------
Name


Bernd Hopp(4).......       20,000             31%                30.06         5/15/07          378,000    958,200

------------------
(1)      In general, options become exercisable in five annual installments.

(2) Assumes that the stock price on the grant date ($30.06 on May 16, 1997) has grown, as indicated, at (a) 5% per annum over the term of the option to $48.96 or (b) 10% per annum over the term of the option to $77.97.

(3) During the last fiscal year, the Company granted to thirteen employees options to purchase an aggregate of 64,000 shares. All grants were made at exercise prices equal to the market price on the date of grant.

(4) On February 2, 1998, Mr. Hopp resigned as Co-President, Chief Operating Officer of the Company. Unvested options to acquire 16,000 shares of Common Stock terminated upon Mr. Hopp's termination of employment with the Company, and vested options to acquire 4,000 shares of Common Stock will expire within 90 days following his termination, if not exercised.

         The table below sets forth certain information at November 29, 1997 with respect to unexercised options to purchase shares of Common Stock under the Company's Stock Option Plan held by the Chief Executive Officer and the other four executive officers of the Company.


                                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                         AND FISCAL YEAR-END OPTION VALUES

                            Shares                                  Number of Securities             Value of Unexercised in-the-
                          Acquired on          Value               Underlying Unexercised              Money Options at Fiscal
        Name             Exercise (#)       Realized ($)       Options at Fiscal Year-End (#)              Year-End ($)(1)
        ----             ------------       ------------       ------------------------------              ---------------

                                                              Exercisable        Unexercisable      Exercisable      Unexercisable

Stanley August......          --                 --              20,000               --              286,200              --

Bernd Hopp(2).......          --                 --              4,000              16,000              --                 --

David A. Miller.....          --                 --              6,000               6,000            38,620             15,000

Steven Myers........          --                 --              20,000               --              286,620              --

------------------
(1) Based on the closing sale price on the American Stock Exchange of the Company's Common Stock on November 28, 1997 at $29-3/4.

(2) On February 2, 1998, Mr. Hopp resigned as Co-President, Chief Operating Officer of the Company. Unvested options to acquire 16,000 shares of Common Stock terminated upon Mr. Hopp's termination of employment with the Company, and vested options to acquire 4,000 shares of Common Stock will expire within 90 days following his termination, if not exercised.

1990 Executive Retirement Plan

         A trusteed non-qualified Executive Retirement Plan was adopted by the Company effective November 30, 1990. Its purpose is to provide benefits to those key employees who are not participating in the Company's Profit-Sharing Plan. The plan is administered by a committee appointed by the Board of Directors who, prior to the first day of the plan year, designate those key employees who will be covered by the plan.

1987 Stock Option Plan

         The 1987 Stock Option Plan (the "1987 Plan"), adopted on June 1, 1987 and amended March 15, 1988, February 28, 1989 and May 7, 1992, was approved by the stockholders of the Company on May 5, 1988. The 1987 Plan terminated on May 31, 1997. All awards made under the 1987 Plan prior to its termination shall remain in effect until they are satisfied or terminated. As of the Record Date, options to acquire 199,350 shares of Common Stock granted under the 1987 Plan remained outstanding.

Employee Stock Ownership Plan

         Effective  as of November  25, 1991,  the Company  established  the Fab
Industries, Inc., Employee Stock Ownership Plan (the "ESOP"). All full-time employees are eligible to participate upon the completion of one year of service. On December 18, 1991, the ESOP purchased 340,000 shares of Common Stock from Samson Bitensky, the Chairman of the Board and Chief Executive Officer of the Company, for $34.875 per share, which represented approximately 5.5% of the Company's then outstanding Common Stock. The Company loaned the sum of $11,857,500 to the ESOP to enable it to purchase such shares. The loan is payable by the ESOP in 15 equal annual installments plus interest at prime adjusted periodically.

         Participants are not required or permitted to make contributions to the ESOP. The only contributions to the ESOP are made by the Company which is obligated to make contributions sufficient to pay the principal amount of the loan and interest accrued thereon. Dividends on the shares of Common Stock acquired by the ESOP are utilized to repay the loan from the Company. The shares of Common Stock acquired by the ESOP are allocated among the participants on the basis of their relative compensation (as defined in the ESOP). Voting rights attach to the allocated shares and to a participant's percentage of unallocated or unvoted shares, according to a formula detailed in the plan.

1997 Stock Incentive Plan

         The 1997 Stock Incentive Plan (the "1997 Plan"), adopted on February 27, 1997, was approved by the stockholders of the Company on May 1, 1997. The 1997 Plan provides for the issuance of a total of up to 175,000 authorized and unissued shares of Common Stock, treasury shares and/or shares acquired by the Company for the purposes of the 1997 Plan. Awards under the 1997 Plan may be made in the form of (i) incentive stock options, (ii) nonqualified stock options, (iii) stock appreciation rights, (iv) dividend equivalent rights, (v) restricted stock, (vi) restricted stock units and (vii) other stock-based awards. Awards may be made to any director, officer and other employee of the Company and its subsidiaries, and to such consultants to the Company, as the Stock Option Committee shall in its discretion select. As of the Record Date, 160,000 shares of Common Stock remained available for issuance under the 1997 Plan.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

         The graph set forth below compares the yearly percentage change and the cumulative total shareholder return on the Company's Common Stock against the cumulative total return on the American Stock Exchange Market Value index and a peer group comprised of those public companies whose business activities fall within the same standard industrial classification code as the Company for the period commencing December 1, 1992 and ending November 29, 1997. This graph assumes a $100.00 investment in the Company's Common Stock and in each index on December 1, 1992 and that all dividends paid by companies in each index were reinvested.



[The Performance Graph is being filed in tabular form pursuant to Item 304(d) of Regulation S-T.]


                         1992    1993       1994      1995       1996      1997

FAB INDUSTRIES INC.     100      114.78   107.11    101.64     94.84     108.03
INDUSTRY INDEX          100      80.26     73.04     60.32     85.41      72.43
BROAD MARKET            100      115.39   109.83    138.00    148.87     170.05

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         It has been the policy of the Company to tie a significant portion of executive compensation to corporate performance. For all principal executives, the key elements of compensation are (i) base salary and (ii) annual bonus and, for the principal executives other than Mr. Bitensky, (iii) long-term incentive opportunities in the form of restricted stock and stock options. For all of the principal executives, significant portions of total compensation are based on performance (as opposed to base salaries and benefits).

         Mr. Bitensky is one of the founders of the Company. He owns approximately 1,514,000 shares of Common Stock constituting approximately 27% of the total amount outstanding. Accordingly, his interest is very much aligned with the interest of all stockholders and the Company has not considered it sensible to relate Mr. Bitensky's compensation to the Company's performance through long-term stock incentives such as restricted stock or stock options. Instead, Mr. Bitensky's compensation is tied to Company performance through the use of incentive compensation. The members of the Compensation Committee believe that Mr. Bitensky continues to be significantly responsible for the Company's success.

     Mr. Bitensky entered into an employment agreement with the Company effective April 1, 1993, pursuant to which he is to perform the duties of its Chief Executive Officer. The agreement provided it would expire on March 31, 1998, subject to automatic successive one year renewals unless either party terminates on notice given not less than six months prior to the then expiration date. The current expiration date is March 1999. The agreement provides for an annual base salary of $350,000, or such greater amount as the Board of Directors may from time to time determine, and incentive compensation if the Company's annual pre-tax income exceeds $10,000,000, equal to 3% of the Company's annual pre-tax income up to $11,000,000 and 4% of such pre-tax income in excess of $11,000,000. In the event of disability as defined in the employment agreement, compensation at the above rate is payable for the first year, and at one half such rate for the second year of such disability. Upon termination of full-time employment, Mr. Bitensky will be retained to provide advisory and consulting services for a period of five years for a fee of $250,000 per annum. In the event of the death of Mr. Bitensky while employed or providing consulting services, an amount equal to the average one year total annual compensation paid to Mr. Bitensky, based upon the three most recent full-time employment years, is payable to his beneficiaries over a five year period.

         In the event of Mr. Bitensky's death while employed or within two years after termination of employment, the agreement provides an option to Mr.
Bitensky's estate, exercisable during the period of six months after the appointment of Mr. Bitensky's personal representative, to sell to the Company such number of shares of Common Stock as may be purchased with an amount equal to (i) the lesser of (A) $7,000,000 or (B) 10% of the Company's net worth at the end of the fiscal year immediately prior to Mr. Bitensky's death, plus (ii) such amount as may be purchased with the proceeds of life insurance which the Company may purchase from time to time on Mr. Bitensky's life. Currently the Company maintains several life insurance policies on Mr. Bitensky's life providing for the payment of an aggregate of $3,000,000 for such purpose. The purchase price of shares purchased pursuant to the option is the market price per share increased by an amount, if any, equal to one-half of the amount by which the book value per share exceeds the market price per share.

         As indicated above, the key elements of the compensation payable to the three principal executives other than the Chief Executive Officer are base salary, annual bonus and long-term incentives in the form of restricted stock and stock options. In general, significant portions of total compensation are performance based.

         Adjustment of base salaries involves considerations of competitive data, assessment of performance, position tenure and internal comparability. The base salaries of the three executives are considered to be average by industry standards and are adjusted modestly, the primary focus being on total compensation. Executives are eligible to receive annual cash bonuses based on a review of the Company's overall profitability, divisional profitability and such executives' performance during the year for which such a bonus is payable.

         The Company's stock option and restricted stock programs are designed to align the interests of the executives with those of the stockholders at large. Options are granted with exercise prices equal to market on the grant date and vest, generally, over a period of five years. This approach is designed to provide incentives for the creation of stockholder values over the long term since the full benefit of the option cannot be realized unless price appreciation occurs over a number of years and the executive is rewarded only to the extent that stockholders at large have benefited. The Company's restricted stock program contemplates the grant of shares of Common Stock which the recipient may not sell or otherwise dispose of until an applicable restriction period lapses and which are forfeited if the recipient terminates employment prior to the lapsing of the restriction period.

         The Company does not issue options or grant restricted stock on any fixed basis, preferring to maintain a flexible program. Other than for Mr. Hopp, no options were issued or grants made to executives in 1997. Currently outstanding options were issued to Messrs. August, Myers and Miller in 1990 and to Mr. Miller in 1996. Restricted stock grants, related in amount to salary and bonus, were made to Messrs. August and Myers in 1991. The restricted shares granted vested as to 40% in two years with an additional 20% vesting in each of the next three years. As of fiscal 1996 year-end, all restricted shares granted have fully vested, and there are no restricted shares outstanding.

         The foregoing Report of the Compensation Committee on Executive Compensation shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

                                                               Lawrence H. Bober
                                                                      Louis Feil

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of BDO Seidman, LLP, Certified Public Accountants, 330 Madison Avenue, New York, New York, served as the Company's independent public accountants for its fiscal year ended November 29, 1997. No independent public accountant has been formally selected by the Company for the current fiscal year. In keeping with the Company's policy, formal selection of the Company's independent public accountants will be considered by the Company's newly-elected Board of Directors at the Annual Meeting of Directors to be held immediately following the Company's Annual Meeting on Tuesday, May 12, 1998. Representatives of BDO Seidman are expected to be present at the Company's Annual Meeting and available to respond to appropriate questions from stockholders. Such representatives will also be accorded an opportunity to make a statement at such time should they desire to do so.

                                VOTING PROCEDURES

         Pursuant to Commission rules, a designated blank space is provided on the proxy card to withhold authority to vote for one or more nominees for director for Class I. Votes withheld in connection with the election of one or more directors will not be counted in determining the votes cast and will have no effect on the vote.

         Under the rules of the National Association of Securities Dealers, brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Under the General Corporation Law of the State of Delaware, a broker non-vote will have no effect on the outcome of the election of directors.

                                     GENERAL

         The solicitation of proxies in the accompanying form is made by the Board of Directors and the cost thereof will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone or telegraph, but they will not receive additional compensation for such services. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of Common Stock in their names will be requested by the Company to forward proxy materials to their principals and will be reimbursed for their reasonable out-of-pocket expenses in such connection.

         As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters to be presented for action, but if any other matters properly come before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

         It is important that proxies be returned promptly. Therefore, whether or not you plan to attend the meeting in person, you are urged to mark, date, execute and return your proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. The proxy may be revoked at any time before it is exercised. If you attend the meeting in person you may withdraw the proxy and vote your own shares.

Stockholder Proposals

         Stockholder proposals in respect of matters to be acted upon at the Company's 1999 Annual Meeting of Stockholders should be received by the Company on or before November 30, 1998 in order that they may be considered for inclusion in the Company's proxy materials.

         THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED NOVEMBER 29, 1997, INCLUDING FINANCIAL STATEMENTS AND SCHEDULE THERETO, TO EACH OF THE COMPANY'S STOCKHOLDERS OF RECORD ON MARCH 13, 1998, AND EACH BENEFICIAL STOCKHOLDER ON THAT DATE, UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, 200 MADISON AVENUE, NEW YORK, NEW YORK 10016, ATTENTION: SECRETARY. IN THE EVENT THAT EXHIBITS TO SUCH FORM 10-K ARE REQUESTED, A FEE WILL BE CHARGED FOR REPRODUCTION OF SUCH EXHIBITS. REQUESTS FROM BENEFICIAL STOCKHOLDERS MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP ON MARCH 13, 1998.



                                    By Order of the Board of Directors,

                                    /s/SHERMAN S. LAWRENCE

                                    SHERMAN S. LAWRENCE,
                                    Secretary

Dated:  March 30, 1998

                              FAB INDUSTRIES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 12, 1998

            This Proxy Solicited on Behalf of the Board of Directors


     THE UNDERSIGNED, revoking all previous proxies, hereby appoints DAVID A. MILLER and SHERMAN S. LAWRENCE, and each of them, attorneys and proxies with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, and with all the powers the undersigned would possess if personally present, to vote all of the shares of Common Stock of FAB INDUSTRIES, INC. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held on Tuesday, May 12, 1998 at 10:15 a.m., at the principal office of the Company, 200 Madison Avenue, New York, New York 10016, and at any adjournment or adjournments thereof, as instructed below and in their discretion with respect to any other matter that may properly come before such meeting.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO SUCH INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES FOR DIRECTORS, AS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

1.   Election of Two (2) Directors to Class I

     FOR ALL NOMINEES LISTED                 WITHHOLD AUTHORITY
     (except as marked to the contrary) |_|  to vote for all nominees listed |_|

     (Instruction: To withhold authority to vote for any individual Class I nominee, strike a line through the nominee's name in the list below.)

     To Class I of the Board of Directors (to hold office until the 2001 Annual Meeting of Stockholders):

     Susan B. Lerner
     Richard Marlin

2. In their discretion, upon any other business that may properly come before the meeting.


                                Dated: _____________________________, 1998


                                ------------------------------------------------
                                Signature

                                ------------------------------------------------
                                Signature

                                Note:Please sign exactly as your name or names appear hereon. Joint owners should each sign personally. When signing as executor, administrator, corporation officer, attorney, agent, trustee or guardian, etc., please add your full title to your signature.

                                Note: Please date, mark (in blue or black ink), sign and mail this Proxy in the envelop provided for this purpose. No postage is required for mailing in the United States.


                                      -2-